combining Lang Michener LLP and McMillan LLP

Exhibit 5.1

Our File No.	59874-0006

March 16, 2011

The Board of Directors
Mainland Resources, Inc.
21 Waterway Avenue, Suite 300
The Woodlands, Texas 77380

Attention:         Michael J. Newport, Chief Executive Officer

Dear Sirs:

Re:       Mainland Resources, Inc.
             Registration Statement on Form S-4

We have acted as legal counsel for Mainland Resources Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed merger (the "Merger") of American Exploration Corporation, a Nevada corporation ("American Exploration"), with and into the Company pursuant to a merger agreement, as amended (the "Merger Agreement"), between the parties. The Company will be the surviving corporation of the Merger under Nevada law. In the Merger, each outstanding share of American Exploration common stock will be exchanged for 0.25 shares of the Company's common stock, resulting in the issuance of 15,768,333 shares of the Company's common stock (the "Shares").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's By-laws; (d) certain records of the Company's corporate proceedings, including resolutions of the Company's directors approving the Merger; (e) the Merger Agreement; (f) an officer's certificate (the "Officer's Certificate") executed by William Thomas, Chief Financial Officer of the Company; and (g) such statutes, records and other documents as we have deemed relevant.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in (a) through (g) above. In particular, we have not reviewed, and express no opinion on, any document (other than the documents listed in (a) through (g) above) that is referred to or incorporated by reference into, the documents reviewed by us.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued in exchange for each share of American Exploration's issued and outstanding common shares in accordance with, and subject to the terms and conditions of, the Merger Agreement, will, upon issuance, be validly issued and fully paid and non-assessable issued and outstanding shares of the Company's common stock.

McMillan LLP ½ Royal Centre, 1055 W. Georgia St., Suite 1500, PO Box 11117, Vancouver, BC, Canada V6E 4N7 ½ t 604.689.9111 ½ f 604.685.7084
Lawyers ½ Patent & Trade-mark Agents ½ Avocats ½ Agents de brevets et de marques de commerce
Vancouver ½ Calgary ½ Toronto ½ Ottawa ½ Montréal ½ Hong Kong ½ mcmillan.ca

March 16, 2011

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

    the foregoing opinion is limited to Nevada law, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company;

    we have assumed (a) the genuineness of all signatures on documents examined by us, (b) the authenticity of all documents submitted to us as originals, (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (d) that the documents, in the forms submitted to us for review, have not been and will not be altered or amended in any respect;

    we have assumed that the respective representations and warranties of the Company and American Exploration in the Merger Agreement are true and accurate, and, in particular, that all of the issued and outstanding securities of American Exploration are duly and validly issued as fully paid and non-assessable; and

    we have assumed that each of the statements made and certified in the Officer's Certificate was true and correct when made, has at no time since being made and certified become untrue or incorrect, and remains true and correct on the date hereof.

We consent to the use of our opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement including under the heading "Experts", including the Prospectus constituting a part thereof, and in any amendment thereto.

Yours truly,

"McMillan LLP"

McMillan LLP